UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2018

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 (b) and (e) - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Flex Ltd. (the “Company”) on October 25, 2018, Michael M. McNamara, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, advised the Board that he will retire as Chief Executive Officer, effective December 31, 2018.  As previously disclosed, the Board is conducting a search for a new Chief Executive Officer and will be considering both internal and external candidates. The Board led by the Chairman, Michael D. Capellas, is actively assisting the Company’s management with the Chief Executive Officer transition.

On December 24, 2018, the Company entered into a Separation Agreement and Release of Claims (the “Agreement”) with Mr. McNamara, which provides for Mr. McNamara’s retirement from his position as Chief Executive Officer on December 31, 2018 (the “Separation Date”) and his resignation from the Company’s Board of Directors and the boards of directors of any Company subsidiaries and affiliates as of the Separation Date.  Under the terms of the Agreement, in consideration for a general release, Mr. McNamara will be eligible to receive the following payments and benefits: (i) a lump sum amount equal to twelve (12) months of his base salary in effect as of immediately prior to the Separation Date, amounting to $1,250,000, payable within five (5) business days following the effective date of the Agreement, which shall be the day following the applicable seven (7)-day revocation period for the Agreement; (ii) acceleration of Mr. McNamara’s time-vesting RSUs that would have vested during calendar year 2019 had Mr. McNamara remained continuously employed by the Company through June of 2019, amounting to 347,985 shares; and (iii) for the period commencing January 1, 2019 through the date that Mr. McNamara attains age 65, the Company will make available to Mr. McNamara group health insurance plan coverage through the Flex Executive Retiree PPO Plan at the Company’s expense.  The payments and benefits set forth in the preceding clauses (i) and (ii) are subject to a clawback on the part of the Company if the Company determines in good faith that Mr. McNamara has breached the Agreement, including customary non-disclosure, non-disparagement and cooperation provisions.  In accordance with the terms of Mr. McNamara’s previously awarded performance-based RSUs (“PSUs”), Mr. McNamara’s separation from service is a qualifying retirement, and a pro rata number of shares will be issued upon the vesting of the PSUs pursuant to the applicable performance criteria, subject to clawback rights of the Company.  Mr. McNamara will retain his vested Elementum profits interests but will forfeit any unvested Elementum profits interests as of the Separation Date.  All other equity compensation awards will cease to vest as of the Separation Date and will be forfeited.  In addition, Mr. McNamara will not be eligible to receive any quarterly bonus for the quarter ended December 31, 2018 or any annual bonus for fiscal year 2019.  The Agreement further provides that Mr. McNamara’s vested deferred compensation account will be paid in accordance with its terms and any unvested deferred compensation will be forfeited.

A copy of the Agreement will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: December 28, 2018	By:	/s/ Christopher Collier
		Name:	Christopher Collier
		Title:	Chief Financial Officer